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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 20, 2005


                        DIAMOND TRIUMPH AUTO GLASS, INC.
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                      333-33572               23-2758853

(State or Other Jurisdiction of  (Commission File Number)      (IRS Employer
        Incorporation)                                      Identification No.)

                               220 DIVISION STREET
                          KINGSTON, PENNSYLVANIA 18704
          (Address of Principal Executive Offices, Including Zip Code)


       Registrant's telephone number, including area code: (570) 287-9915

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On May 20, 2005, Diamond Triumph Auto Glass, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with Douglas
M. Boyle, the new Chief Financial Officer of the Company. (See Item 5.02 below). The Employment Agreement provides that Mr. Boyle shall serve as the Chief Financial Officer of the Company for a period of two years ending on May 19, 2007, which term may be extended by the Company. Under the Employment Agreement, Mr. Boyle will earn a base salary of $200,000 per year. In addition to his base salary, Mr. Boyle may be eligible to receive a discretionary performance bonus based on the Company's achievement of certain financial goals to be determined by the Company's Board of Directors in consultation with Mr. Boyle, and is entitled to additional benefits commensurate with the position of Chief Financial Officer, including an automobile allowance, paid vacation, reimbursement of reasonable and necessary business expenses incurred in the performance of his duties and eligibility to participate in the Company's employee benefit plans.

         The Employment Agreement provides that Mr. Boyle's employment may be terminated by the Company with or without cause, as well as in the event of Mr. Boyle's death or disability. In the event that Mr. Boyle is terminated for "cause" (as such term is defined in the Employment Agreement), the Company is only obligated to pay Mr. Boyle's base salary through the date of such termination within 30 days of his termination. If Mr. Boyle's employment is terminated by reason of his death or disability, the Company is required to pay Mr. Boyle's base salary for a period of twelve months, but in no event beyond the date of May 19, 2007, unless the term of the Employment Agreement has been extended beyond such date, and the amount of any bonus payable to Mr. Boyle through such date of termination as determined in accordance with the Employment Agreement. Upon Mr. Boyle's termination for any other reason, including without cause, Mr. Boyle shall be entitled to receive (i) his base salary through the date of such termination, (ii) the amount of any bonus payable to Mr. Boyle through such date of termination as determined in accordance with the Employment Agreement and (iii) a severance payment equal to the base salary that Mr. Boyle would have otherwise received during the period beginning on such termination date through the earlier of (a) the expiration of the Employment Agreement or
(b) the time Mr. Boyle obtains other permanent employment, which severance pay shall be paid at the times and in the amounts such base salary would have otherwise been paid to Mr. Boyle had he not been terminated.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER.

         On May 20, 2005, the Board of Directors of the Company appointed Michael A. Sumsky, the Company's President and General Counsel, as the Company's Chief Operating Officer. Prior to this designation, Mr. Sumsky also served as the Company's Chief Financial Officer. The Company anticipates that its Board of Directors will adopt a management bonus compensation plan (the "Bonus Plan") prior to the close of fiscal year 2005, and that Mr. Sumsky will be eligible to participate in such Bonus Plan if it is adopted. For biographical information about Mr. Sumsky, and information regarding his employment agreement, annual salary, business experience and age, please refer to the Company's annual report for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on Form 10-K on April 4, 2005.

         In addition, on May 20, 2005, the Board of Directors of the Company appointed Douglas M. Boyle, age 38, to serve as the Company's Chief Financial Officer. Prior to this designation, Mr. Boyle served as the Company's Vice President of Finance since joining the Company on August 9, 2004. For a discussion of Mr. Boyle's Employment Agreement, please refer to Item 1.01 above. (The information contained in Item 1.01 is hereby incorporated by reference into this Item 5.02 to the extent applicable.)
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The Company anticipates that Mr. Boyle will also be eligible to participate in the Bonus Plan, if it is adopted by the Board of Directors of the Company.

         Prior to joining the Company, Mr. Boyle served as a regional Vice President of Finance and Administration, and Vice President of National Revenue Operations, and in various financial and director level roles for Quest Diagnostics, Inc., a leading provider of diagnostic testing, information and services, from 1995 to July 2004. Mr. Boyle was the Chief Financial Officer of Medimax, Inc. from 1993 to 1995, and the Corporate Controller of World Color Press, Inc. from 1992 to 1993. Mr. Boyle is a Certified Public Accountant and holds an MBA from Columbia University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (C)  EXHIBITS.

      Exhibit Number

         10.2 Form of Employment Agreement, dated May 20, 2005, between Diamond Triumph Auto Glass, Inc. and Douglas M. Boyle.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIAMOND TRIUMPH AUTO GLASS, INC.


Date: May 26, 2005                     By:  /s/  Michael A. Sumsky
                                            ---------------------------------
                                       Name:   Michael A. Sumsky
                                       Title:  President, Chief Operating
                                               Officer & General Counsel
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                                  Exhibit Index

Exhibit Number

10.2 Form of Employment Agreement, dated May 20, 2005, between Diamond Triumph Auto Glass, Inc. and Douglas M. Boyle.